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                                                                    EXHIBIT 23.7

INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Amendment No. 2 to Registration Statement No. 33-43777 of American Realty Trust, Inc. of our report dated March 15, 1998 appearing in the Prospectus which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.







/s/ DELOITTE & TOUCHE LLP




Atlanta, Georgia
August 31, 1998